AGREEMENT OF PURCHASE AND SALE

         THIS AGREEMENT of Purchase and Sale ("Agreement") is made and entered into as of April 5, 2004 by and between Indian Hill Processing, LLC, a California limited liability company ("Seller") and VitroCo Processing Incorporated, a Nevada corporation ("Buyer"):

      The parties agree as follows:

1. PURCHASE AND SALE; PURCHASE PRICE AND TERMS OF PAYMENT.

      1.1 Purchase and Sale. Subject to the terms and conditions of this Agreement, Seller shall sell to Buyer and Buyer shall purchase from Seller the following:

            1.1.1 The Project. The real property legally described on Exhibit A attached hereto ("Real Property"), together with all improvements owned by Seller located on, above or below the surface of the Real Property, together with all rights, easements, rights-of-way and appurtenances to the Real Property held by Seller (collectively, the "Project");

            1.1.2 Personal Property. All furniture, fixtures, equipment, appliances and personal property to the extent owned by Seller and now located in or on the Project or used in connection with the management and operation of the Project (collectively, the "Personal Property");

            1.1.3 Plans and Contracts. To the extent assignable and within Seller's control or possession, all licenses and permits, blueprints, surveys, plans, specifications, maps, drawings, guaranties and warranties made by any contractors, subcontractors, vendors or suppliers regarding their performance or the quality of materials supplied in connection with the construction of or operation of all or any part of the Project, and all management agreements, maintenance contracts and service contracts pertaining to the Project or the Personal Property (collectively, the "Plans and Contracts"); and

            1.1.4 Intangible Rights. All intangible personal property in connection with or arising out of the ownership of the Real Property or the Project, including, without limitation, the use of any trade name or logotype for the Real Property or the Project (collectively, the "Intangible Rights").

            The Real Property, the Project, the Personal Property, the Plans and Contracts and the Intangible Rights are collectively referred to herein as the "Property."

      1.2 Purchase Price. The purchase price ("Purchase Price") which Buyer agrees to pay and Seller agrees to accept for the Property and the other undertakings and agreements set forth herein is Eight Hundred Sixty Four Thousand Dollars ($864,000.00), payable in the manner set forth below.


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      1.3 Terms of Payment. The Purchase Price shall be paid, at Closing, as follows: (i) Four Hundred Sixty Four Thousand Dollars ($464,000.00) shall be paid in cash directly by Buyer to Seller, and (ii) the balance of the Purchase Price in the amount of Four Hundred Thousand Dollars ($400,000.00) shall be evidenced by a purchase money promissory note and first lien deed of trust encumbering the Property.

2.       DELIVERIES.

            2.1 As a condition of Closing, the following documents shall be delivered, processed and recorded as hereafter provided. Each document shall be executed by the respective party where required and duly notarized (where appropriate):

            2.1.1 Seller shall deliver a Grant Deed in the form of Exhibit B attached hereto.

            2.1.2 Seller shall deliver a Bill of Sale in the form of Exhibit C attached hereto.

            2.1.3 Seller shall deliver a Transferor's Certification of Non-Foreign Status in the form of Exhibit D attached hereto.

            2.1.4 Seller shall deliver the originals of the Plans and Contracts, to the extent available.

            2.1.5 Buyer shall deliver the Promissory Note and Deed of Trust in the form of Exhibit E attached hereto.

            2.1.6 Seller and Buyer shall deliver such additional documents and/or instructions (executed and acknowledged, as appropriate) as are necessary on their part to comply with the terms of this Agreement.

      2.2 Costs and Fees; No Prorations: Buyer shall pay the real estate documentary transfer taxes in connection with the transfer of the Property by Seller to Buyer, the recording fees for the Grant Deed charges and the joint protection policy of title insurance (offset the by title binder purchased by Buyer when it purchased the Property). There shall be no prorations. Buyer shall be responsible for causing all accounts for utilities to be put in the name of Buyer effective as of the closing.

      2.3 Closing. Closing shall occur on or before April 30, 2004, or as soon thereafter as the Title Company is in position to record the Grant Deed and Deed of Trust.

3. AS IS AND WHERE IS SALE; REPRESENTATIONS AND WARRANTIES.

      3.1 As is and Where is Sale. Buyer acknowledges and agrees that any and all information that Buyer has received or may receive from Seller or its managers, members, employees, consultants or agents ("Seller's Agents") is and shall be furnished to Buyer without warranty or representation by Seller of any kind, and that such information has and will be accepted by Buyer on the express condition that Buyer shall make its own independent verification of the accuracy and completeness thereof. Neither Buyer nor its successors or assigns shall assert or seek to impose any claim, liability, or obligation on Seller arising out of any inaccuracy or incompleteness of any information furnished to Buyer by Seller or Seller's Agents, and Buyer, its successors and assigns do hereby relinquish and waive all such claims, liabilities and obligations. No person acting on behalf of Seller is authorized to make, and by execution hereof Buyer acknowledges that no such person has made, to Buyer any representation, warranty, guarantee or promise, whether oral or written, regarding the Property or any matters relating to the Property or to this Agreement or the subject matter hereof, except as expressly set forth in this Agreement, and any such representation, warranty, guarantee or promise heretofore or hereafter made by any person which is not contained herein shall not be valid or binding upon


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Seller. Buyer acknowledges that Seller has expressly disclaimed and made no warranties as to merchantability of the Property or its fitness for any particular use. Buyer represents and warrants to Seller that Buyer has made its own examination, inspection and investigation of the Property and all matters as it deems necessary or appropriate. Buyer is entering into this Agreement and purchasing the Property based upon the results of such inspections and investigations and not in reliance on any statement, representation or agreements of Seller not contained in this Agreement. Buyer is acquiring the Property in its "as is" and "where is" condition and subject to any and all defects.

      3.2 Representations and Warranties by Seller. Seller makes only the following representations and warranties to Buyer:

            3.2.1 Seller is a limited liability company duly organized, validly existing and in good standing under the laws of the State of California.

            3.2.2 Seller has the requisite power and authority to execute and deliver this Agreement and to perform its obligations hereunder. The execution and delivery by Seller of this Agreement, and the performance by Seller of its obligations hereunder, have been duly and validly authorized and approved by all necessary action on the part of managers and the members of Seller.

            3.2.3 This Agreement is binding upon, and enforceable against, Seller in accordance with its terms, subject, as to enforcement, to bankruptcy, insolvency, reorganization and other laws affecting creditors' rights generally and by general principles of equity (whether in a proceeding at law or in equity).

            3.2.4 Neither the execution or delivery of this Agreement by Seller nor the performance by Seller of its obligations under this Agreement will, conflict with or result in a breach of any of the terms or provisions of, or constitute a default under, any contract, lease, license, franchise, permit, indenture, mortgage, deed of trust, note agreement or other agreement or instrument to which Seller is a party or is bound or any judgment, order or decree, statute, law, ordinance, rule or regulation applicable to Seller or the property or assets of Seller (including, without limitation, the Property) or the articles of formation or operating agreement of Seller, or any applicable law or order, except for conflicts, breaches or defaults which would not have a material adverse effect on Seller.


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            3.2.5 No consent, approval, license, permit, order or authorization of, or registration, declaration or filing with, any court, administrative agency or commission or other governmental authority or instrumentality, domestic or foreign, is required to be obtained or made by or with respect to Seller in connection with the execution and delivery of this Agreement or the consummation of the transactions contemplated hereby.

            3.2.6 Seller has good and marketable title to all of the Property free and clear of all liens of any nature.

      3.3 Representations and Warranties by Buyer. Buyer makes only following representations and warranties to Seller.

            3.3.1 The parties signing the Agreement for each of the owners has the authority to do so.

            3.3.2 As of the date hereof, all required action has been taken by Buyer in connection with the entering into this Agreement and the consummation of the transaction contemplated hereby.

            3.4 ENVIRONMENTAL RELEASE. Buyer waives its right to recover from Seller and Seller's Agents any and all damages, losses, liabilities, costs or expenses whatsoever (including attorneys' fees and costs) and claims therefor, whether direct or indirect, known or unknown, foreseen or unforeseen, which may arise on account of or in any way growing out of or connected with the physical condition of the Property or any law or regulation applicable thereto, including, without limitation, the Comprehensive Environmental Response, Compensation and Liability Act of 1980, as amended, including the Superfund Amendments and Reauthorization Act of 1986, (42 U.S.C. Sections 9601 et seq.), the Resources Conservation and Recovery Act of 1976, (42 U.S.C. Sections 6901 et seq.), the Clean Water Act, (33 U.S.C. Sections 466 et seq.), the Safe Drinking Water Act, (14 U.S.C. Sections 1401-1450), the Hazardous Materials Transportation Act, (49 U.S.C. Sections 1801 et seq.), the Toxic Substance Control Act, (15 U.S.C. Sections 2601-2629), the California Hazardous Waste Control Law, (California Health and Safety Code Sections 25100-25600), and the Porter-Cologne Water Quality Control Act (California Health and Safety Code Sections 13000 et seq.). Buyer expressly waives the benefits of Section 1542 of the California Civil Code, which provides as follows:

                           "A general release does not extend to claims which
                  the creditor does not know or expect to exist in his favor at the time of executing the release, which if known to him must have materially affected the settlement with the debtor."

         Buyer shall indemnify, defend, protect and hold Seller harmless from and against any and all claims (including third party claims), demands, liabilities, damages, costs and expenses, including without limitation investigatory expenses, clean-up costs and attorneys' fees, of whatever kind or nature arising from or in any way connected with the environmental condition of the Property and the efforts of Buyer and/or its contractors to correct or remedy the same. The obligations of indemnity set forth herein shall survive the closing and shall not be merged with the Grant Deed.


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4. TERMINATION AND CANCELLATION OF AGREEMENT.

      4.1 Buyer Default. If Seller becomes aware that Buyer has materially failed to comply with any of its obligations under this Agreement ("Buyer Default"), Seller shall have the right, as its sole remedy, to cancel the Agreement.

      4.2 Seller Default. If Buyer becomes aware that Seller has materially failed to comply with any of its obligations under this Agreement ("Seller Default"), Buyer shall have the right, as its sole remedy, to cancel the Agreement.

      4.3 Return of Documents. Upon any cancellation of this Agreement as provided above, all instruments and documents deposited shall be returned to the parties who delivered the same.

5.       MISCELLANEOUS

      This Agreement shall be governed by the laws of the State of California. This Agreement shall be binding upon, and inure to the benefit of, the parties hereto and their respective successors, assigns, heirs and representatives. This Agreement is the entire agreement among the parties hereto with respect to the subject matter hereof, and supersedes all prior agreements and understandings. Any modification to this Agreement shall be in writing and executed by each party hereto. If either party hereto commences proceedings to enforce the terms of this Agreement, the party that prevails in such proceeding shall be entitled to recover its reasonable attorneys' fees, court costs and litigation expenses. This Agreement may be executed in counterparts. Time is of the essence of this Agreement.

      IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the date set forth above.

"SELLER":                                   "BUYER":

INDIAN HILL PROCESSING, LLC                 VITROCO PROCESSING INCORPORATED,
a California limited liability company      a Nevada corporation

By:  Hi-Tech Environmental Products,        By:_____________________________
LLC, a Nevada limited liability
company, sole member                                 Its:_______________________

         By:______________________          By:_____________________________

                  Its:________________               Its:_______________________


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        DO NOT DESTROY THIS NOTE: When paid, said original note, together with the Deed of Trust securing same, must be surrendered to Trustee for cancellation before reconveyance will be made.

                          NOTE SECURED BY DEED OF TRUST
--------------------------------------------------------------------------------
$400,000.00              Santa Ana, California                    April __, 2004

     In installments as herein stated, for value received, I promise to pay to Indian Hill Processing, LLC, a California limited liability company, or order, at 5 Hutton Centre Drive, Suite 700, Santa Ana, CA 92707 the sum of Four Hundred Thousand Dollars, with interest from the date of the close of escrow on unpaid principal at the rate of ten percent per (10%) annum. Monthly payments shall commence on __________, 2004, and shall be in the amount of Thirty Thousand Dollars ($30,000.00) per month until the loan is fully repaid. Loan shall be all due and payable upon refinance of the underlying real property.
--------------------------------------------------------------------------------

     Each payment shall be credited first on interest then due and the remainder on principal; and interest shall thereupon cease upon the principal so credited. Should interest not be so paid it shall thereafter bear like interest as the principal, but such unpaid interest so compounded shall not exceed and amount equal to simple interest on the unpaid principal at the maximum rate permitted by law. Should default be made in payment of any installment of principal or interest when due the whole sum of principal and interest shall become immediately due at the option of the holder of this note. Principal and interest payable in lawful money of the United States. If action be instituted on this note I promise to pay such sum as the Court may fix as attorney's fees. This note is secured by a deed of trust to STEWART TITLE OF CALIFORNIA, INC., AS TRUSTEE.

     In the event of sale, transfer, conveyance, or alienation of the property described in the deed of trust securing this note, or any part thereof, or any interest therein, whether voluntary or involuntary, beneficiary shall have the right of acceleration, at its option, to declare this note, irrespective of any maturity date expressed herein, and without demand or notice, immediately due and payable, including any prepayment charge provided herein. No waiver of this right shall be effective unless in writing. Consent by the Beneficiary to one such transaction shall not constitute a waiver of the right to require such consent to succeeding transactions.

                                         VITROCO PROCESSING INCORPORATED,
                                         a Nevada corporation

                                         By:_________________________________

                                                  Its:__________________________

                                         By:_________________________________

                                                  Its:__________________________


                            DO NOT DESTROY THIS NOTE

DOCUMENT PROVIDED BY STEWART TITLE OF CALIFORNIA, INC.
NOTEII.DOC


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